Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Treasurer and Investor Relations
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

GREENVILLE, SC -- August 22, 2023 -- ScanSource, Inc. (NASDAQ: SCSC), a leading hybrid distributor connecting devices to the cloud, today announced financial results for the fourth quarter ended June 30, 2023.

	Fourth Quarter Summary			Fiscal Year Summary
	Q4 FY23	Q4 FY22	Change	FY23	FY22	Change
	(in thousands, except per share data)
Select reported measures:
Net sales	$947,149	$962,283	-1.6%	$3,787,721	$3,529,935	7.3%
Gross profit	$108,659	$110,792	-1.9%	$449,239	$426,524	5.3%
Gross profit margin %	11.47%	11.51%	-4bp	11.86%	12.08%	-22bp
Operating income	$27,289	$27,424	-0.5%	$135,886	$122,167	11.2%
GAAP net income	$17,095	$19,947	-14.3%	$88,092	$88,698	-0.7%
GAAP diluted EPS	$0.68	$0.78	-12.8%	$3.47	$3.44	0.9%
Select Non-GAAP measures:
Adjusted EBITDA	$40,199	$38,672	3.9%	$179,943	$166,723	7.9%
Adjusted EBITDA margin %	4.24%	4.02%	22bp	4.75%	4.72%	3bp
Non-GAAP net income	$19,213	$23,266	-17.4%	$97,688	$102,140	-4.4%
Non-GAAP diluted EPS	$0.76	$0.91	-16.5%	$3.85	$3.97	-3.0%

“As we enter our new fiscal year, strong free cash flow and focus on Intelisys are keys to our success,” said Mike Baur, Chairman and CEO, ScanSource, Inc. “Now that the supply chain challenges are behind us, we are normalizing our working capital to meet our margin expectations and market demand.”

Quarterly Results

Net sales for the fourth quarter of fiscal year 2023 totaled $947.1 million, down 1.6% year-over-year. Fourth quarter fiscal year 2023 sales and execution reinforce the resilience of ScanSource’s business amid a cyberattack that impacted the Company’s core systems for its hardware business. Specialty Technology Solutions net sales for the fourth quarter decreased 3.3% year-over-year to $561.5 million. Strength in networking and security partially offset the lost sales from the cyberattack and a slowdown in mobility and barcoding. Modern Communications & Cloud net sales for the fourth quarter increased 1.0% year-over-year to $385.6 million, led by growth in Cisco products. Intelisys net billings increased to approximately $2.47 billion annualized, and Intelisys net sales for fourth quarter increased 8% year-over-year.

Gross profit for the fourth quarter of fiscal year 2023 decreased 1.9% year-over-year to $108.7 million. Gross profit margin for the fourth quarter was 11.47% versus 11.51% in the prior-year quarter.

For the fourth quarter of fiscal year 2023, operating income was $27.3 million compared to $27.4 million in the prior-year quarter. Fourth quarter fiscal year 2023 non-GAAP operating income increased to $32.8 million for a 3.46% non-GAAP operating income margin, up from $31.9 million for the prior-year quarter.

On a GAAP basis, net income for the fourth quarter of fiscal year 2023 totaled $17.1 million, or $0.68 per diluted share, compared to net income of $19.9 million, or $0.78 per diluted share, for the prior-year quarter. Fourth quarter fiscal year 2023 non-GAAP net income totaled $19.2 million, or $0.76 per diluted share, down from $23.3 million, or $0.91 per diluted share, for the prior-year quarter. Interest expense increased to $5.6 million, up significantly from $1.9 million for the prior-year quarter, reflecting higher interest rates and higher borrowings.

Adjusted EBITDA for the fourth quarter of fiscal year 2023 increased 3.9% to $40.2 million, or 4.24% of net sales, compared to $38.7 million, or 4.02% of net sales, for the prior-year quarter.

Full-Year Results

For fiscal year 2023, net sales increased 7.3% to $3.8 billion, or a 7.2% year-over-year increase on an organic basis. Fiscal year 2023 net sales in the Specialty Technology Solutions segment increased 11.9% to $2.3 billion, led by growth in networking, security, and barcoding. Fiscal year 2023 net sales in the Modern Communications & Cloud segment increased 0.6% year-over-year to $1.5 billion led by growth in Cisco products.

Gross profit for the fiscal year 2023 totaled $449.2 million, up 5.3% year-over-year. The increase is primarily due to higher sales volume compared to the prior year. Gross profit margin decreased to 11.9%, down from 12.1% in the prior year.

For the fiscal year ended June 30, 2023, operating income increased to $135.9 million from $122.2 million in the prior year. Fiscal year 2023 non-GAAP operating income increased to $151.1 million for a 3.99% non-GAAP operating income margin, up from $140.1 million for the prior year.

On a GAAP basis, net income for the fiscal year ended June 30, 2023 totaled $88.1 million, or $3.47 per diluted share, compared to net income of $88.7 million, or $3.44 per diluted share for the prior year. Fiscal year 2023 non-GAAP net income totaled $97.7 million, or $3.85 per diluted share, compared to $102.1 million, or $3.97 per diluted share for the prior year. Interest expense increased to $19.8 million, up significantly from $6.5 million for the prior year, reflecting higher interest rates and higher borrowings.

Adjusted EBITDA for the fiscal year ended June 30, 2023 increased to $179.9 million, or 4.75% of net sales, compared to $166.7 million, or 4.72%, of net sales for the prior-year.

Annual Financial Outlook for Fiscal Year 2024

The following guidance is based on ScanSource's current expectations for the full fiscal year ended June 30, 2024.

FY24 Annual Outlook
Net sales growth, year-over-year	At least 3%
Adjusted EBITDA (Non-GAAP)	At least $180 million
Free cash flow	At least $150 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash shared-based compensation expense. ScanSource’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after the date hereof. These statements are forward-looking, and actual results may differ materially.

Fourth Quarter Cyberattack

On May 14, 2023, ScanSource discovered it was subject to a cyberattack that impacted some of its systems. Upon detection, the Company immediately launched its incident response plan. Thanks to the exceptional work of ScanSource’s employees, in conjunction with external cybersecurity experts, the Company’s core systems were restored, and operations resumed on May 26, 2023.

Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, August 22, 2023, at 10:30 a.m.

ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including the Company's FY24 outlook, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the following factors, which are neither presented in order of importance nor weighted: macroeconomic conditions, including potential prolonged economic weakness, inflation, the failure to manage and implement the Company's organic growth strategy, credit risks involving the Company's larger customers and suppliers, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, economic weakness and inflation, risk to our business from a cyberattack, a failure of our IT systems, failure to hire and retain quality employees, loss of the Company's major customers, relationships with our key suppliers and customers or a termination or a modification of the terms under which it operates with these key suppliers, changes in the Company's operating strategy, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2023. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.

Net sales on a constant currency basis, excluding acquisitions (organic growth): The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP operating income margin, and non-GAAP diluted earnings per share (non-GAAP diluted EPS). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impairment charges, restructuring costs, and other non-GAAP adjustments. These year-over-year metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, impairment charges, restructuring costs, cyberattack restoration costs, tax recovery, and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in our business and people, management believes that Adjusted EBITDA shows the profitability from our business operations more clearly. The presentation for Adjusted EBITDA for all periods presented has been recast to reflect this change to enhance comparability between periods. The Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance. We believe the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of our performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

Free cash flow: We present free cash flow as we believe this measure provides more information regarding our liquidity and capital resources. Free cash flow is defined as cash flows from operating activities less capital expenditures.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading hybrid distributor connecting devices to the cloud and accelerating growth for customers across hardware, SaaS, connectivity and cloud. ScanSource enables customers to deliver solutions for their end users to address changing buying and consumption patterns. ScanSource sells through multiple, specialized routes-to-market with hardware, SaaS, connectivity and cloud services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2023 Best Places to Work in South Carolina and on FORTUNE magazine’s 2023 List of World’s Most Admired Companies. ScanSource ranks #773 on the Fortune 1000. For more information, visit www.scansource.com.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30, 2023	June 30, 2022*
Assets
Current assets:
Cash and cash equivalents	$36,178	$37,987
Accounts receivable, less allowance of $15,480 at June 30, 2023 and $16,806 at June 30, 2022	753,236	729,442
Inventories	757,574	614,814
Prepaid expenses and other current assets	110,087	141,562
Total current assets	1,657,075	1,523,805
Property and equipment, net	37,379	37,477
Goodwill	216,706	214,435
Identifiable intangible assets, net	68,495	84,427
Deferred income taxes	17,764	15,668
Other non-current assets	70,750	61,616
Total assets	$2,068,169	$1,937,428
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$691,119	$714,177
Accrued expenses and other current liabilities	78,892	88,455
Income taxes payable	9,875	34
Current portion of long-term debt	6,915	11,598
Total current liabilities	786,801	814,264
Deferred income taxes	3,816	3,144
Long-term debt, net of current portion	144,006	123,733
Borrowings under revolving credit facility	178,980	135,839
Other long-term liabilities	49,268	53,920
Total liabilities	1,162,871	1,130,900
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 24,844,203 and 25,187,351 shares issued and outstanding at June 30, 2023 and June 30, 2022, respectively	58,241	64,297
Retained earnings	936,678	846,869
Accumulated other comprehensive loss	(89,621)	(104,638)
Total shareholders’ equity	905,298	806,528
Total liabilities and shareholders’ equity	$2,068,169	$1,937,428

*Derived from audited financial statements.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended June 30,		Fiscal year ended June 30,
	2023	2022	2023	2022
Net sales	$947,149	$962,283	$3,787,721	$3,529,935
Cost of goods sold	838,490	851,491	3,338,482	3,103,411
Gross profit	108,659	110,792	449,239	426,524
Selling, general and administrative expenses	74,358	75,905	285,695	275,442
Depreciation expense	2,827	3,023	10,912	11,062
Intangible amortization expense	4,185	4,440	16,746	17,853
Operating income	27,289	27,424	135,886	122,167
Interest expense	5,564	1,886	19,786	6,523
Interest income	(2,085)	(1,360)	(7,414)	(4,333)
Other expense, net	348	684	1,664	1,354
Income before income taxes	23,462	26,214	121,850	118,623
Provision for income taxes	6,367	6,267	33,758	29,925
Net income from continuing operations	17,095	19,947	88,092	88,698
Net income from discontinued operations	1,717	—	1,717	100
Net income	$18,812	$19,947	$89,809	$88,798

Per share data:
Net income from continuing operations per common share, basic	$0.69	$0.79	$3.50	$3.48
Net income from discontinued operations per common share, basic	0.07	—	0.07	—
Net income per common share, basic	$0.76	$0.79	$3.57	$3.48
Weighted-average shares outstanding, basic	24,883	25,286	25,142	25,504

Net income from continuing operations per common share, diluted	$0.68	$0.78	$3.47	$3.44
Net income from discontinued operations per common share, diluted	0.07	—	0.07	—
Net income per common share, diluted	$0.75	$0.78	$3.54	$3.45
Weighted-average shares outstanding, diluted	25,139	25,584	25,362	25,758

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Quarter ended June 30,		Fiscal year ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$18,812	$19,947	$89,809	$88,798
Net income (loss) from discontinued operations	1,717	—	1,717	100
Net income from continuing operations	17,095	19,947	88,092	88,698
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,256	7,701	28,614	29,884
Amortization of debt issue costs	96	104	577	417
Provision for doubtful accounts	933	1,357	2,785	1,514
Share-based compensation	2,586	2,872	11,219	11,663
Deferred income taxes	(2,905)	3,742	(1,496)	5,737
Finance lease interest	12	1	44	34
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(64,020)	(98,535)	(17,368)	(165,939)
Inventories	(2,057)	(27,613)	(138,313)	(145,962)
Prepaid expenses and other assets	(6,526)	(12,369)	32,653	(27,371)
Other non-current assets	(5,810)	3,914	(7,582)	1,123
Accounts payable	30,061	15,434	(30,656)	82,969
Accrued expenses and other liabilities	2,587	7,876	(14,195)	(4,869)
Income taxes payable	5,431	(3,115)	9,857	(2,252)
Net cash used in operating activities	(15,261)	(78,684)	(35,769)	(124,354)
Cash flows from investing activities:
Capital expenditures	(3,431)	(3,523)	(9,979)	(6,849)
Cash received for business disposal	1,717	—	1,717	3,125
Net cash used in investing activities	(1,714)	(3,523)	(8,262)	(3,724)
Cash flows from financing activities:
Borrowings on revolving credit, net of expenses	627,257	569,139	2,499,166	2,166,409
Repayments on revolving credit, net of expenses	(607,470)	(477,593)	(2,456,025)	(2,030,569)
Borrowings (repayments) on long-term debt, net	(938)	(1,875)	15,590	(7,843)
Repayments on finance lease obligation	23	(306)	(589)	(1,238)
Debt issuance costs	—	—	(1,407)	—
Exercise of stock options	57	712	910	2,304
Taxes paid on settlement of equity awards	(30)	(26)	(2,463)	(2,754)
Common stock repurchased	(4,933)	(9,676)	(15,651)	(18,203)
Net cash provided by financing activities	13,966	80,375	39,531	108,106
Effect of exchange rate changes on cash and cash equivalents	1,813	(3,721)	2,691	(4,759)
Decrease in cash and cash equivalents	(1,196)	(5,553)	(1,809)	(24,731)
Cash and cash equivalents at beginning of period	37,374	43,539	37,987	62,718
Cash and cash equivalents at period end	$36,178	$37,986	$36,178	$37,987

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended June 30,		Fiscal year ended June 30,
	2023	2022	2023	2022
Adjusted return on invested capital ratio (Adjusted ROIC), annualized(a)	12.9%	14.9%	14.6%	17.0%

Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$17,095	$19,947	$88,092	$88,698
Plus: Interest expense	5,564	1,886	19,786	6,523
Plus: Income taxes	6,367	6,267	33,758	29,925
Plus: Depreciation and amortization	7,255	7,700	28,614	29,884
EBITDA (non-GAAP)	36,281	35,800	170,250	155,030
Plus: Share-based compensation	2,586	2,872	11,219	11,663
Plus: Tax recovery	(128)	—	(2,986)	—
Plus: Cyberattack restoration costs	1,460	—	1,460	—
Plus: Acquisition and divestiture costs	—	—	—	30
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$40,199	$38,672	$179,943	$166,723

Invested Capital Calculations:
Equity – beginning of the quarter	$878,895	$806,654	$806,528	$731,191
Equity – end of the quarter	905,298	806,528	905,298	806,528
Plus: Share-based compensation, net	1,921	2,134	8,326	8,709
Plus: Cyberattack restoration costs	1,092	—	1,092	—
Plus: Divestiture costs	—	—	—	30
Plus: Discontinued operations net income	(1,717)	—	(1,717)	(100)
Plus: Tax recovery, net	(2,100)	—	(3,985)	—
Average equity	891,695	807,658	857,771	773,179
Average funded debt (b)	361,792	233,445	372,235	209,114
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,253,487	$1,041,103	$1,230,006	$982,293

(a) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 91 days in the current and prior-year quarter.
(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended June 30,
	2023	2022	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$561,501	$580,619	(3.3)%
Foreign exchange impact (a)	76	—
Non-GAAP net sales, constant currency	$561,577	$580,619	(3.3)%

Modern Communications & Cloud:
Net sales, reported	$385,648	$381,664	1.0%
Foreign exchange impact (a)	139	—
Non-GAAP net sales, constant currency	$385,787	$381,664	1.1%

Consolidated:
Net sales, reported	$947,149	$962,283	(1.6)%
Foreign exchange impact (a)	215	—
Non-GAAP net sales, constant currency	$947,364	$962,283	(1.6)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2023 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2022.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Fiscal year ended June 30,
	2023	2022	% Change
Specialty Technology Solutions	(in thousands)
Net sales, reported	$2,331,030	$2,082,321	11.9%
Foreign exchange impact (a)	(923)	—
Non-GAAP net sales, constant currency	$2,330,107	$2,082,321	11.9%

Modern Communications & Cloud
Net sales, reported	$1,456,691	$1,447,614	0.6%
Foreign exchange impact (a)	(3,492)	—
Non-GAAP net sales, constant currency	$1,453,199	$1,447,614	0.4%

Consolidated:
Net sales, reported	$3,787,721	$3,529,935	7.3%
Foreign exchange impact (a)	(4,415)	—
Non-GAAP net sales, constant currency	$3,783,306	$3,529,935	7.2%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the fiscal year ended June 30, 2023 into U.S. dollars using the average foreign exchange rates for the fiscal year ended June 30, 2022.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended June 30,
	2023	2022	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$854,521	$865,736	(1.3)%

International:
Net sales, reported	$92,628	$96,547	(4.1)%
Foreign exchange impact(a)	215	—
Non-GAAP net sales, constant currency	$92,843	$96,547	(3.8)%

Consolidated:
Net sales, reported	$947,149	$962,283	(1.6)%
Foreign exchange impact(a)	215	—
Non-GAAP net sales, constant currency	$947,364	$962,283	(1.6)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2023 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2022.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Fiscal year ended June 30,
	2023	2022	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$3,432,074	$3,173,694	8.1%

International:
Net sales, reported	$355,647	$356,241	(0.2)%
Foreign exchange impact(a)	(4,415)	—
Non-GAAP net sales, constant currency	$351,232	$356,241	(1.4)%

Consolidated:
Net sales, reported	$3,787,721	$3,529,935	7.3%
Foreign exchange impact(a)	(4,415)	—
Non-GAAP net sales, constant currency	$3,783,306	$3,529,935	7.2%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the fiscal year ended June 30, 2023 into U.S. dollars using the average foreign exchange rates for the fiscal year ended June 30, 2022.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:

	Quarter ended June 30, 2023
	GAAP Measure	Intangible amortization expense	Tax recovery	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$74,358	—	$128	$(1,460)	$73,026
Operating income	27,289	4,185	(128)	1,460	32,806
Operating income margin	2.88%	0.44%	(0.01)%	0.15%	3.46%
Net income	17,095	3,126	(2,100)	1,092	19,213
Diluted EPS	$0.68	$0.12	$(0.08)	$0.04	$0.76

	Quarter ended June 30, 2022
	GAAP Measure	Intangible amortization expense	Tax recovery	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$75,905	—	—	—	$75,905
Operating income	27,424	4,440	—	—	31,864
Operating income margin	2.85%	0.46%	—%	—%	3.31%
Net income	19,947	3,319	—	—	23,266
Diluted EPS	$0.78	$0.13	—	—	$0.91

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:

	Year ended June 30, 2023
	Reported GAAP measure	Intangible amortization expense	Acquisition, divestiture and restructuring costs	Tax recovery, net	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$285,695	—	—	$2,986	$(1,460)	$287,221
Operating income	135,886	16,746	—	(2,986)	1,460	151,106
Operating income margin	3.59%	0.44%	—%	(0.08)%	0.04%	3.99%
Net income	88,092	12,489	—	(3,985)	1,092	97,688
Diluted EPS	$3.47	$0.49	—	$(0.16)	$0.04	$3.85

	Year ended June 30, 2022
	Reported GAAP measure	Intangible amortization expense	Acquisition, divestiture and restructuring costs(a)	Tax recovery, net	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$275,442	—	$(30)	—	—	$275,412
Operating income	122,167	17,853	30	—	—	140,050
Operating income margin	3.46%	0.51%	—%	—%	—%	3.97%
Net income	88,698	13,412	30	—	—	102,140
Diluted EPS	$3.44	$0.52	—	—	—	$3.97
(a) Divestiture costs totaled less than $0.1 million for the fiscal year ended June 30, 2022 and are generally nondeductible for tax purposes.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

Annual Financial Outlook for Fiscal Year 2024:

FY 24 Outlook
GAAP operating income	At least $134 million
Intangible amortization	$17 million
Depreciation expense	$12 million
Share-based compensation expense	$12 million
Interest income and income (expense), net	$5 million
Adjusted EBITDA (non-GAAP)	At least $180 million

GAAP operating cash flow	At least $160 million
Less: Capital expenditures	$10 million
Free cash flow	At least $150 million